SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 11, 2009

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On August 11, 2009, we expanded the size of our Board of Directors to provide for an 11 director Board, and the Board elected Pedro Lichtinger as a director.

    Pedro Lichtinger, 55, served as an executive of Pfizer, Inc. from 1995 to 2009, including as President of Pfizer’s Global Primary Care Unit from 2008 to 2009, Area President, Europe from 2006 to 2008, President, Global Animal Health from 1999 to 2006, and Regional President Europe Animal Health from 1995 to 1999.  Before joining Pfizer, Mr. Lichtinger was an executive of Smith Kline Beecham, last serving as Senior Vice President Europe from 1987 to 1995.  Mr. Lichtinger holds an MBA degree from the Wharton School of Business and an Engineering degree from the National University of Mexico.

Compensation

    As a non-employee director, Mr. Lichtinger will receive an Annual Fee of $15,000 in cash, plus $1,000 for each regular or special meeting of the Board of Directors he attends, and options to purchase 20,000 common shares under our 2002 Stock Option Plan, as amended.

    The Annual Fee of cash will be paid, and the stock options granted will vest and become exercisable, in four equal quarterly installments, provided that the non-employee director remains a director on the last day of the applicable quarter.  The options will expire if not exercised five years from the date of grant.  The exercise price of the options granted to Mr. Lichtinger is $3.45 per share.

Committees of the Board of Directors

    On August 11, 2009, the Board of Directors selected directors to serve on the Audit Committee, the Nominating/Corporate Governance Committee, and the Compensation Committee.

    The members of the Audit Committee are:  Arnold I. Burns, Robert N. Butler, and Abraham E. Cohen.  Mr. Burns will serve as Chairman of the Audit Committee.

    The members of the Nominating/Corporate Governance Committee are Neal C. Bradsher, Robert N. Butler, and Abraham E. Cohen.  Mr. Bradsher will serve as Chairman of the Nominating/Corporate Governance Committee.

    The members of the Compensation Committee are:  Arnold I. Burns, Robert N. Butler, and Pedro Lichtinger.  Dr. Butler will serve as Chairman of the Compensation Committee.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release Dated August 17, 2009

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: August 17, 2009	By /s/ Steven A. Seinberg
Chief Financial Officer

Exhibit Number	Description

99.1	Press Release Dated August 17, 2009